☐ **Equitable Financial Life Insurance Company**
☐ **Equitable Financial Life Insurance Company of America**
Mailing address: PO Box 1047, Charlotte, NC 28201-1047

EQUITABLE

Section C - Foreign Residence and Travel Questionnaire

Proposed Insured **Forming a Part of the Application for Life Insurance**

If the Proposed Insured or Proposed Owner is a foreign national, please complete this form and submit a copy of a government issued photo ID evidencing Nationality or residence (e.g., Passport, Alien Registration, etc).

☐ Proposed Insured Name: ______________________ Date of Birth ____________ (mm/dd/yyyy)
OR
☐ 2nd Proposed Insured Name: ______________________ Date of Birth ____________ (mm/dd/yyyy)

1. Foreign National

Insured Name (First, Middle, Last) ______________________ Date of Birth (mm/dd/yyyy) ____________

a. Country of Citizenship ______________________ Date of entry into the U.S. (mm/dd/yyyy) ____________

b. Residents with legal permanent status (Resident) in the U.S. only please complete:
Green Card/Visa Type ______________________ Expiration Date (mm/dd/yyyy) ____________

c. Residents residing in the U.S. temporarily (Non-Resident) with valid visa only please complete:
Visa # ____________ Visa Type ____________ Expiration Date (mm/dd/yyyy) ____________
Passport # ______________________ Form I-94 Expiration/Departure Date (mm/dd/yyyy) ____________

d. What is your country of permanent residence? ______________________

2. Foreign Travel/Residence

Provide details for every planned stay outside the U.S. or Canada in the next year (other than a two week or less vacation).

Country to be visited, City/Location	Country of Departure:	Departure Date: (mm/dd/yyyy)	Country Returning to:	Return Date (mm/dd/yyyy)	Purpose of trip (e.g. Business, Vacation, Mission Work, other)

Please add any additional information regarding any planned travel/residency within the next 2 years that you believe was not adequately covered above.

____

____

Proposed Owner (if other than the Proposed Insured)

☐ Proposed Owner Name: ______________________ Date of Birth ____________ (mm/dd/yyyy)
OR
☐ Joint Owner Name: ______________________ Date of Birth ____________ (mm/dd/yyyy)

3. Foreign National

a. Proposed Owner Name (First, Middle, Last) ______________________

b. Country of Citizenship ______________________ Date of entry into the U.S. (mm/dd/yyyy) ____________

c. Residents with legal permanent status (Resident) in the U.S. only please complete:
Green Card/Visa Type ______________________ Expiration Date (mm/dd/yyyy) ____________

d. Residents residing in the U.S. temporarily (Non-Resident) with valid visa only please complete:
Visa # ____________ Visa Type ____________ Expiration Date (mm/dd/yyyy) ____________
Passport # ______________________ Form I-94 Expiration/Departure Date (mm/dd/yyyy) ____________

e. What is your country of permanent residence? ______________________

Non-resident Proposed Owner

4. U.S. Bank Account Information

a. Provide the below information for all non-resident (foreign) Proposed Owners. (Individuals, businesses, corporations, trusts and partnerships that are foreign must have a U.S. bank account.) If the Owner is not a U.S. Person (U.S. Citizen or U.S. Corporation, Partnership or Trust established or organized under the laws of a state of the United States), then he, she or it may have to provide additional documentation, including IRS form W-8 BEN.

U.S. Bank Name ______________________ Account Number ____________

ICC19-FRN-App X04263_ICC ICC19-FRN-App
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